Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Anthera Pharmaceuticals, Inc.
Hayward, California

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 28, 2014, relating to the consolidated financial statements  of Anthera Pharmaceuticals, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ BDO USA, LLP

San Jose, California
June 13, 2014